Exhibit 10.1

First Amendment to the

Avid Bioservices, Inc. Deferred Compensation Plan

Effective as of July 7, 2023, Avid Bioservices, Inc., a Delaware corporation (the “Company”), established the Avid Bioservices, Inc. Deferred Compensation Plan (the “Plan”). By adoption of this instrument, the Company now desires to amend the Plan to make the clarifying and administrative changes set forth below.

1. This Amendment shall be effective as November 7, 2023.

2. Section 6.2(d)(2) of the Plan is hereby amended and restated in its entirety to read as follows:

(2) Amounts cannot be transferred out of the Company Stock Fund.

3. Section 6.2(d)(3) of the Plan is hereby amended and restated in its entirety to read as follows:

(3) Any election by a Participant to hypothetically invest any amount in the Company Stock Fund shall be subject to all applicable securities law requirements, including but not limited to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, promulgated by the Securities Exchange Commission. To the extent that any election violates any securities law, rule or regulation, or rule or regulation of the Company including, without limitation, the Company’s blackout policies, the election shall be void.

4. Section 7.2(e) of the Plan is hereby amended and restated in its entirety to read as follows:

(e) Unforeseeable Emergency. A Participant may withdraw up to 100% of his or her Accounts in the event that an Unforeseeable Emergency occurs prior to the day on which his or her benefit payments begin pursuant to Section 7.3 (Timing and Form of Distribution). The withdrawal may not exceed the amount reasonably necessary to satisfy the Participant’s Unforeseeable Emergency (including the amount of any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal), as determined in compliance with Treasury Regulation Section 1.409A-3(i)(3)(ii). A Participant who wishes to withdraw amounts pursuant to this Section 7.2(e) must submit, on a form provided by the Plan Administrator, a written request to the Plan Administrator that: (i) describes the Unforeseeable Emergency for which the withdrawal is being requested; (ii) describes the amount needed to satisfy the Unforeseeable Emergency, which amount may include any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal; (iii) includes a representation that the Unforeseeable Emergency cannot reasonably be relieved through (1) reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant’s assets to the extent the liquidation of such assets would not itself cause a severe financial hardship; or (3) by cessation of Deferrals pursuant to this Plan; (iv) identifies the date on which the withdrawal is being requested; and (v) provides any other information the Plan Administrator deems necessary. The Participant must submit the written request at least 30 days prior to the date on which the Participant is requesting the withdrawal. If the Plan Administrator, in its discretion, grants the Participant’s request for a withdrawal pursuant to this Section 7.2(e), the Participant will receive a distribution in a single lump sum payment within 60 days following receipt of the Participant’s written request. The decision to grant a Participant’s request for a withdrawal under this Section 7.2(e) shall be left to the absolute discretion of the Plan Administrator and the Plan Administrator may deny such request for any or no reason even if an Unforeseeable Emergency clearly exists.

5. Section 7.3(a)(2) of the Plan is hereby amended and restated in its entirety to read as follows:

(2) If the Participant incurs a Separation from Service at or after age 60, or prior to age 60 with more than five (5) Years of Service, then all amounts distributable on account of Separation from Service shall be made, consistent with the Participant’s Deferral Agreement elections, either in a single lump sum payment or in annual installments over a one (1) to 10 year period. In the event amounts are distributed in a single lump sum, payment will be made within 60 days following the Separation from Service. In the event amounts are distributed in installments, the first installment shall be paid within 60 days following the Separation from Service and each subsequent installment shall be paid within the first 60 days of the applicable anniversary of the first installment payment date. Installment distributions shall be subject to such uniform rules and procedures as may be adopted by the Plan Administrator from time to time. Each installment payment is to be treated as a separate payment pursuant to Treasury Regulation Section 1.409A-2(b)(2)(iii).

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6. Section 7.3(b) of the Plan is hereby amended and restated in its entirety to read as follows:

(b) DISABILITY. All amounts distributable on account of a Participant’s Disability shall be made in a single lump sum payment within 60 days following the date of the Participant’s Disability. For the avoidance of doubt, if a Participant becomes Disabled after installment payments have commenced, all amounts due to the Participant and/or Beneficiary shall be accelerated and paid in a single lump sum payment within 60 days following the date of the Participant’s Disability.

7. Section 7.3(c) of the Plan is hereby amended and restated in its entirety to read as follows:

(c) Death. All amounts distributable on account of a Participant’s death shall be made in a single lump sum payment within 60 days following the date of the Participant’s death. For the avoidance of doubt, if a Participant dies after installment payments have commenced, all amounts due to the Participant and/or Beneficiary shall be accelerated and paid in a single lump sum payment within 60 days following the date of the Participant’s death.

8. Section 7.3(d) of the Plan is hereby amended and restated in its entirety to read as follows:

(d) SPECIFIED DATES. All amounts distributable on account of the Participant’s election to receive a distribution of all or a designated portion of his accounts on a specified date must be deferred for at least three (3) years. Such amounts shall be paid, consistent with the Participant’s Deferral Agreement elections, either in a single lump sum payment or in annual installments over a one (1) to five (5) year period. In the event amounts are distributed in a single lump sum, payment will be made within 60 days following the specified date selected by the Participant in his or her Distribution Election Form. In the event amounts are distributed in installments, the first installment shall be paid within 60 days following the specified date selected by the Participant in his or her Distribution Election Form and each subsequent installment shall be paid within the first 60 days of the applicable anniversary of the first installment payment date. Installment distributions shall be subject to such uniform rules and procedures as may be adopted by the Plan Administrator from time to time. Each installment payment is to be treated as a separate payment pursuant to Treasury Regulation Section 1.409A-2(b)(2)(iii).

9. Section 7.3(e) of the Plan is hereby amended and restated in its entirety to read as follows:

(e) Election. The form of distribution for amounts distributable on account of Separation from Service or upon a specified date or dates shall be designated by the Participant in a Distribution Election Form (which may be contained in and be a part of a Deferral Agreement). The Distribution Election Form must comply with provisions of Section 3.4 (Deferral Agreement). If a Participant fails to return a completed Distribution Election Form for a Plan Year subsequent to completing his or her initial Distribution Election Form, such Participant shall not be deemed to have continued the same election from the prior Plan Year. Once elected, a Participant may change his or her prior distribution election by filing a new Distribution Election Form in accordance with Section 7.3(f) (Timing and Form of Distribution - Changes in Time and Form of Distribution). If a revised Distribution Election Form is not honored because it was not timely filed, distributions shall be made pursuant to the most recent valid Distribution Election Form filed by the Participant. If no valid Distribution Election Form exists, the Participant’s Account will be distributed in a single lump payment.

10. Section 7.7 of the Plan is hereby amended and restated in its entirety to read as follows:

7.7 SMALL ACCOUNT BALANCES. Notwithstanding any provision in this Plan to the contrary, in the event that the amount credited to the Participant’s Accounts as of the date his or her payments commence is less than the applicable dollar amount under Section 402(g)(1)(B) of the Code, the Plan Administrator may elect to pay the amount credited to the Participant’s Accounts in a lump sum payment. The Plan Administrator must inform the Participant in writing on or before the date of a distribution pursuant to this Section that the Plan Administrator has elected to distribute the Participant’s Accounts pursuant to this Section. Any payment to a Participant pursuant to this Section must represent the complete liquidation of the Participant’s interest in the Plan.

11. This Amendment shall only amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect. Notwithstanding the foregoing, this Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Amendment.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of this 14th day of November, 2023.

Avid Bioservices, Inc.

By: /s/ Nicholas S. Green

Its: President and Chief Executive Officer

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